Exhibit 99.1

FXCM US Reaches Settlement with CFTC on SNB Related Matter

NEW YORK, February 13, 2017-- FXCM Inc. (NASDAQ:FXCM) (“FXCM” or the "Company"), today issued a statement on the settlement of the civil action filed by the Commodity Futures Trading Commission (“CFTC”) against its U.S. subsidiary, Forex Capital Markets LLC (“FXCM US”) in the Southern District Court of New York on August 18, 2016. The action relates to the brief undercapitalization FXCM US suffered as the direct result of the Swiss National Bank suddenly and unexpectedly announced on January 15, 2015 that it was abandoning its historical policy of pegging the Swiss Franc to a fixed exchange rate of 1.2000 Swiss Francs per Euro. The action also concerns the negative-balance protection policy of FXCM US prior to January 15, 2015, a policy FXCM US no longer provides to US customers. This settlement, which includes a fine of $650,000, brings to a close all material U.S. regulatory matters affecting FXCM US.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and/or the Private Securities Litigation Reform Act of 1995, which reflect FXCM's current views with respect to, among other things, its operations and financial performance in the future. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about FXCM's industry, business plans, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with FXCM’s plans to shut down its US subsidiary and a potential sale of its US customer accounts, risks associated with FXCM’s strategy to focus on its operations outside the United States, risks associated with the events that took place in the currency markets on January 15, 2015 and their impact on FXCM's capital structure, risks associated with FXCM's ability to recover all or a portion of any capital losses, risks relating to the ability of FXCM to satisfy the terms and conditions of or make payments pursuant to the terms of the finance agreements with Leucadia, as well as risks associated with FXCM’s obligations under its other financing agreements, risks related to FXCM's dependence on FX market makers, market conditions, risks associated with FXCM’s litigation with the National Futures Association and the Commodity Futures Trading Commission or any other potential litigation or regulatory inquiries to which FXCM may become subject, risks associated with potential reputational damage to FXCM resulting from FXCM’s plans to shut down its US subsidiary, and those other risks described under "Risk Factors" in FXCM Inc.'s Annual Report on Form 10-K, FXCM Inc.'s latest Quarterly Report on Form 10-Q, and other reports or documents FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov. This information should also be read in conjunction with FXCM's Consolidated Financial Statements and the Notes thereto contained in FXCM's Annual Report on Form 10-K, FXCM Inc.'s latest Quarterly Report on Form 10-Q, and in other reports or documents FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About FXCM Inc.

FXCM Inc. (NASDAQ:FXCM) is a publicly traded company which owns 50.1% of FXCM Group, LLC (FXCM Group).

FXCM Group is a holding company of Forex Capital Markets LLC, (FXCM US), Forex Capital Markets Limited, inclusive of all EU branches (FXCM UK), FXCM Australia Pty. Limited, (FXCM AU), and all affiliates of aforementioned firms, or other firms under the FXCM group of companies [collectively "FXCM"]. FXCM Group is owned and operated by FXCM Inc. (NASDAQ:FXCM) and Leucadia National Corporation (NYSE:LUK). Leucadia National Corporation is a multi-billion dollar diversified holding company engaged through its consolidated subsidiaries in a variety of businesses.

FXCM is a leading provider of online foreign exchange (FX) trading, CFD trading, spread betting and related services. The company's mission is to provide global traders with access to the world's largest and most liquid market by offering innovative trading tools, hiring excellent trading educators, meeting strict financial standards and striving for the best online trading experience in the market. Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. In addition, FXCM offers educational courses on FX trading and provides trading tools proprietary data and premium resources. FXCM Pro provides retail brokers, small hedge funds and emerging market banks access to wholesale execution and liquidity, while providing high and medium frequency funds access to prime brokerage services via FXCM Prime.

Trading foreign exchange and CFDs on margin carries a high level of risk, which may result in losses that could exceed your deposits, therefore may not be suitable for all investors. Read full disclaimer.

Jaclyn Sales, 646-432-2463

Vice-President, Corporate Communications

jsales@fxcm.com

investorrelations@fxcm.com